ASSIGNMENT

     I, Roger Brockbank. having contributed to the legal expenses in the prosecution of Letters Patent to a certain invention called "Surface Assisted Continuous 'Underground Mining Conveyor" (the "invention"), described, illustrated and claimed 'M an application for Letters Patent of the United States of America, Serial No. 09/024,438 filed by Randall D. Peterson on February 17, 1998, do hereby assign and transfer to Softwall Equipment Corporation, a corporation of the state of Utah, having its principal offices at 11602 Colchester Drive Sandy, Utah 84092, United States of America, and to its successors assigns and legal representatives, my entire right, title and interest to the invention together with the my right, title and interest in and to said application, and in any division), extension, continuation or reissue thereof, said Softwall Equipment Corporation, bearing all outstanding current and future patent application expenses, including attorneys fees. This assignment is executed in exchange for Softwall Equipment Corporation's payment of $14,700 (fourteen thousand seven hundred dollars) and issuance of 10,000 (ten thousand) shares o f its common stock to me.


     Roger R.
Brockbank                                                         Date


     STATE, OF UTAH
                              SS.
     COUNTY OF SALT LAKE

     1, Bart Burnside, Notary Public in and for the County and State aforesaid, do hereby certify that Roger Brockbank, whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as hi voluntary act and deed for the uses and purposes set forth. -

Given under my hand and notarial seat this 21st day of September, 1999.

          Notary Public,

My commission expires:               Residing at